UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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IMAGENETIX, INC.
(Name of Registrant as Specified In Its Charter)
__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
__________________________________________

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IMAGENETIX, INC.
PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2009

To the shareholders of Imagenetix, Inc.:

        The Annual Meeting of the shareholders of Imagenetix, Inc. will be held at the Hilton Garden Inn, 17240 Bernardo Center Drive, San Diego, California, beginning at 3:00 p.m., local time, on November 17, 2009, or at any adjournment or postponement thereof, for the following purposes:

1.	To elect five (5) persons to serve as directors until the next Annual Meeting or until their respective successors are elected and qualified;

2.	To increase the number of shares issuable under our stock option plan from 1,500,000 shares to 2,000,000 shares;

3.	To ratify HJ Associates & Consultants LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2010; and

4.	To transact such other business as may properly come before the Annual Meeting.

        Details relating to the above matters are set forth in the attached Proxy Statement. All of our shareholders of record as of the close of business on October 9, 2009 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the meeting. If you do not plan to attend the Annual Meeting in person, you are urged to sign, date and promptly return the enclosed proxy card. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

        Important Notice Regarding The Availability of Proxy Materials for the Stockholders Meeting to be Held on November 17, 2009

        Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. The enclosed Proxy Statement, Proxy Card and accompanying 2009 annual report are available on the Internet at https://materials.proxyvote.com/245073.

BY ORDER OF THE BOARD OF DIRECTORS

William P. Spencer	October 19, 2009
Chief Executive Officer	San Diego, California

PRELIMINARY COPY

PROXY STATEMENT

IMAGENETIX, INC.
10845 Rancho Bernardo Road, Suite 105
San Diego, California 92127
Telephone: (858) 674-8455

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 17, 2009

INTRODUCTION

The 2009 Annual Meeting of the Shareholders of Imagenetix, Inc., a Nevada corporation, will be held at the Hilton Garden Inn located at 17240 Bernardo Center Drive, San Diego, California 92128, beginning at 3:00 p.m., local time, on November 17, 2009.

A proxy card is enclosed for your use.  YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE.  No postage is required if mailed within the United States.  We will pay the costs related to soliciting proxies, including preparing, assembling and mailing the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock.  Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation.  We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Any shareholder giving a proxy may revoke it at any time before its use at the Annual Meeting either by:

•	giving written notice of revocation to our Secretary before the Annual Meeting or at the Annual Meeting before the proxy is used;

•	submitting a duly executed proxy with a later date to our Secretary; or

•	appearing at the Annual Meeting and voting his or her stock in person.

Proxies will be voted as specified by shareholders.  Proxies that are signed by shareholders, but lack any such specification, will be voted in favor of the nominees for directors listed in this Proxy Statement and in favor of the proposal to increase the number of shares available for granting under the 2000 Stock Option Plan. Abstention from a proposal set forth in the Notice of Meeting is treated as a vote against such proposal.  Broker non-votes on either such proposal (i.e., a card returned by a broker because voting instructions have not been received and the broker has no discretionary authority to vote) are treated as shares with respect to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposal.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY STATEMENT, FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR GRANTING UNDER THE 2000 STOCK OPTION PLAN, AND FOR RATIFICATION OF HJ ASSOCIATES & CONSULTANTS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS AS DESCRIBED BELOW.

We expect that this Proxy Statement and the proxy card will be first mailed to shareholders on or about October 19, 2009.

The terms “we,” “us,” “our,” or the “company” or similar terms refer to Imagenetix, Inc.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders who share the same address.  We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Investor Relations Department, Imagenetix, Inc., 10845 Rancho Bernardo Road, Suite 105, San Diego, California 92127, telephone: (858) 674-8455.  Any shareholder who wants to receive separate copies of our Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact us at the above address and phone number.

OUTSTANDING SHARES

Only record holders of our common stock at the close of business on October 9, 2009 will be entitled to vote at the Annual Meeting.  On October 9, 2009, we had 11,010,788 outstanding shares of common stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.  The holders of a majority of the shares (5,505,395 shares) entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.  In general, shares of common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for the purposes of determining a quorum, without regard to whether the card reflects an abstention (or is left blank) or reflects a broker non-vote on a matter.  Holders of shares of common stock are not entitled to cumulate voting rights.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nomination

Our Bylaws provide that the number of directors of the corporation shall be as established by the  board of directors, but shall be no less than one.  As of the record date, the number of directors has been set at five (5).  At our last Annual Meeting, three directors were elected. In September 2005, our board increased the number of directors to five and elected Jeffrey McGonegal and Robert Burg to fill the two vacant directorships. Our board has unanimously recommended and determined to nominate the current five directors to be elected at the 2009 Annual Meeting. The process used to nominate these directors is discussed below under the caption “Board Member Nomination Process.” Directors elected at the 2009 Annual Meeting will hold office until the next regular meeting of shareholders or until their successors are duly elected and qualified.

All of the nominees for directors are currently members of our board and have consented to serve as directors, if elected.  Each nominee will be elected by a plurality of the votes cast. The five director nominees receiving the highest vote totals will be elected. Shares represented by proxies that contain instructions to “withhold” voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. Our board recommends a vote FOR the election of each of the nominees listed in this Proxy Statement.  Our board intends to vote the proxies solicited on its behalf (other than proxies in which the vote is withheld) for the election of each of the nominees as directors.  If prior to the Annual Meeting our board should learn that any of the nominees will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be cast for another nominee to be designated by our board to fill such vacancy, unless a shareholder indicates to the contrary on his or her proxy card.  Alternatively, the proxies may, at our board’s discretion, be voted for such fewer nominees as results from such death, incapacity or other unexpected occurrence.  Our board has no reason to believe that any of the nominees will be unable to serve.

Board Member Nomination Process

We have not established a nominating committee. Our board has determined that because of the relatively small size of the board and the value of all directors participating in the process of nominations for board membership, it is in the company’s best interests for the entire board to exercise the responsibilities of nominations for board membership. In lieu of a charter, the board has adopted principles, objectives and requirements in connection with the nomination process that set forth guidelines and procedures for the selection and evaluation of candidates for nomination as board members.  Our board reviews these principles, objectives and requirements periodically to determine if a more formal policy should be adopted.

In evaluating individual candidates for nomination for board membership, the board will seek out individuals who have, at a minimum, the following attributes:

•	High moral and ethical character;

•
Readiness to share constructive ideas, make independent decisions, work proactively and constructively with other board members, and devote the time and energy necessary for comprehensive and timely completion of all board member responsibilities; and

•
Adequate education, training and business experience, including knowledge of our business and the nutraceutical and biopharmaceutical industries, to understand and make well informed and well reasoned judgments on all matters within the scope of the board’s responsibilities.

In making nominations for board membership, the board will consider recommendations from a variety of sources, including from shareholders. All recommended candidates will be evaluated under the same criteria. All candidates selected as a nominee for director must be approved by a majority of the directors of our board.

Information About Nominees

The following table sets forth certain information as of October 1, 2009, which has been furnished to us by the persons who have been nominated by our board to serve as directors for the ensuing year.

Nominees for Election	Age	Principal Occupation	Director Since
William P. Spencer	57	President and Chief Executive Officer of Imagenetix, Inc.	1999
Debra L. Spencer	57	Secretary of Imagenetix, Inc.	1999
Barry S. King	63	Vice President General Manager of Triactive America	2003
Jeffrey G. McGonegal	58	Chief Financial Officer of AspenBio Pharma, Inc. and PepperBall Technologies, Inc.	2005
Robert Burg	52	President of CMC Golf	2005

William P. Spencer has served as a director and has been our president since January 1999. From January 1986 to December 1996 he served as chief operating officer, chief financial officer and executive vice-president of Natural Alternatives International, Inc., a company engaged in the formulation and production of encapsulated vitamins and nutrients. He was president of NAI from December 1996 to October 1998 and was a director from January 1986 to October 1998. From 1976 to 1988 he was a regional vice president for San Diego Trust and Savings Bank. Mr. Spencer earned a B.S. degree in finance and an MBA degree from San Diego State University.

Debra L. Spencer has served as a director and has been our secretary since March 1999 and served as our treasurer from March 1999 to July 2005. Her responsibilities also include product label copy and graphic design in compliance with FDA regulations as well as developing marketing materials for our private label products. From 1970 to 1981 she was an Executive Assistant to the Vice President of a local San Diego bank. She was a homemaker from 1981 to 1987. From 1987 to 1993 she served as vice president, secretary and treasurer for Vitamin Direct, Inc., a consumer mail order vitamin company.

Barry S. King joined our Board in 2003. He was the Director of Marketing for the United States Olympic Committee from 1987 to 2002. Since 2002, Mr. King has been the Vice President and General Manager of Triactive America. Mr. King graduated with a B.A. degree from the University of Colorado in 1969.

Jeffrey G. McGonegal joined our board in 2005.  He also serves as the chief financial officer of AspenBio Pharma, Inc., a publicly-held biomedical company, and of PepperBall Technologies, Inc., a publicly held security products and services company, and as senior vice president — finance of Cambridge Holdings, a publicly-held real estate and business development firm with limited activities, and since 1997, Mr. McGonegal has served as managing director of McGonegal and Co., a company engaged in providing accounting and business consulting services.  From 1974 to 1997, he was an accountant with BDO Seidman LLP.  While at BDO Seidman, Mr. McGonegal served as managing partner of the Denver, Colorado office.  Until its sale in April 2007, he was also a member of the board of directors of Applied Medical Devices, Inc., a publicly-held shell company.  Mr. McGonegal received a B.A. degree in accounting from Florida State University and he is a certified public accountant licensed in Colorado.

Robert Burg  joined our board in 2005.  Since 2009, Mr. Burg is the president of CMC Golf, a worldwide leader, manufacturer, and distributor of fine golf accessories.  Since 1998, Mr. Burg has been the owner of The Burg Group, a national sales and marketing agency specializing in the golf industry.  From 1992 to 1998, Mr. Burg held several executive level positions, including President from 1995 to 1998, with Royal Grip, Inc., a publicly traded company that designed and distributed golf club grips and athletic headware.  He received a B.A. degree in Business from Western State College in 1977.

William P. Spencer and Debra L. Spencer are married to each other.

Additional Information About the Board and Its Committee

General Information. Our board of directors manages our business and affairs. Except for Mr. and Mrs. Spencer, all of our directors are independent directors, as defined by current Nasdaq listing standards and the rules and regulations of the SEC.  Our independent directors may hold meetings, referred to as “executive sessions,” at which only the independent directors are present. During the fiscal year ended March 31, 2009, our independent directors did not hold any executive sessions.

Our board met or took action in writing two times during the fiscal year ended March 31, 2009.  Our board established and maintains an Audit Committee. Each of our directors is expected to make a reasonable effort to attend all meetings of the board, applicable committee meetings and our Annual Meeting of Shareholders. All of our directors then serving attended 75% or more of the aggregate meetings of our board and all such committees on which they served during the fiscal year ended March 31, 2009. It is anticipated that all of our directors now serving will attend our 2009 Annual Meeting.

Audit Committee. Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, for the purpose of overseeing accounting and financial reporting processes and audits of our financial statements. The functions of the Audit Committee include reviewing our financial statements, overseeing the financial reporting and disclosures prepared by management, making recommendations regarding our financial controls, and conferring with our outside independent registered public accounting firm.  In addition, the Audit Committee is responsible for the appointment, compensation, retention and oversight of our outside independent registered public accounting firm. The Audit Committee met or took action in writing four times during the fiscal year ended March 31, 2009.  Mr. McGonegal and Mr. Spencer served as the Audit Committee during 2009 and are the current members of the Audit Committee, of which Mr. McGonegal is Chairman.  Only Mr. McGonegal is deemed an independent director serving on the Audit Committee.

Compensation Committee. We have not established a compensation committee. Our board has determined that because of the relatively small size of the board and the value of all directors participating in the process of evaluating and reviewing compensation issues, it is in the company’s best interests for the entire board to exercise the responsibilities over compensation. In lieu of a charter, the board has adopted principles, objectives and requirements in connection with the compensation process that set forth guidelines and procedures for the evaluation and setting of compensation levels for executive officers.
Shareholder Communications with Our Board. Any shareholder wishing to send communications to our board may send a letter to the board, c/o Corporate Secretary, at Imagenetix’s address listed above. Any such communication must be clearly labeled “Security Holder-Board Communication” and must include a signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held. All communications that are reasonably related to Imagenetix or its business will be directed by the Corporate Secretary to the board, or particular board members, not later than the next regularly scheduled meeting of the board.  The Corporate Secretary has the authority to discard or disregard or take other appropriate actions with respect to any inappropriate communications, such as unduly hostile, illegal or threatening communications.

Shareholders wishing to submit a recommendation for board membership may do so by sending a letter to the board, c/o Corporate Secretary, at Imagenetix’s address listed above, which is clearly identified as a “Director Nominee Recommendation” and contains the following information:

•	Name of the candidate and a brief biographical sketch and resume of the candidate;

•	Contact information for the candidate and the shareholder making the recommendation;

•	A document evidencing the candidate’s willingness to serve as a director if elected; and

•	A signed statement as to the submitting shareholder’s current status as a shareholder and the number of shares currently held.

Shareholders who wish to make a recommendation for a nominee to be included in our proxy statement for our 2010 Annual Meeting of Shareholders must submit their recommendation to our board by June 9, 2010 to assure time for collection and meaningful consideration and evaluation of information regarding the nominees by our board.

Compensation of Directors

The following table sets forth the cash and non-cash compensation for our fiscal year ended March 31, 2009 awarded to or earned by our directors other than our named executive officers.

	Fees
	Earned
	or
	Paid In	Option
	Cash	Awards	Total
Name	($)	($)	($)
[a]	[b]	(d)	[h]
Jeffrey McGonegal	$10,000	$3,600	$13,600
Barry King	$3,600	$3,600	$7,200
Robert Burg	$5,625	$3,600	$9,225

 (d)  Represents compensation costs recognized by us in fiscal year 2009 for option awards as determined pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R), but excludes any impact of assumed forfeiture rates. At March 31, 2009, there were options for 80,000 shares of our common stock outstanding to Messrs. Burg and McGonegal each, and options for 34,000 shares of our common stock outstanding to Mr. King.

Directors’ Fees.  Each outside director receives $3,600 cash compensation annually.  Mr. McGonegal receives an additional $6,400 for being the chairperson of the audit committee and Mr. Burg receives an additional $2,025 for being the chairperson of the compensation committee.

Option Grants.  All of our directors are eligible for grants of options under our 2000 Plan.  As disclosed in the Executive Compensation and Other Benefits section below, in June 2008 and pursuant to the 2000 Plan, we granted to Mr. and Mrs. Spencer five-year options to purchase 30,000 and 20,000 shares of our common stock each. Also in June 2008, we granted to Messrs. Burg, King, and McGonegal, as non-employee directors, five-year options to purchase 10,000 shares of common stock each. The exercise price of each of their options is $0.65 per share, the fair market value of the common stock on the date of the grant. All of the options granted vest 50% on grant and 50% on the one year anniversary of the grant.

We estimate the fair value of the options issued to our officers and directors at the issuance date by using the Black-Scholes option-pricing model with the following weighted-average assumptions used for those options issued during the year ended March 31, 2009: dividend yield of zero percent; expected volatility of 61%, risk-free interest rates of 3.54%; and expected life of 5 years.

PROPOSAL NO. 2

TO INCREASE THE NUMBER OF SHARES
ISSUABLE UNDER OUR STOCK OPTION PLAN

Introduction

In August 2000 we adopted a Stock Option Plan (the "Plan") which provides for the grant of stock options intended to qualify as "incentive stock options" and "nonqualified stock options" (collectively "stock options") within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Stock options may be issued to any of our officers, directors, key employees or consultants.

The purpose of the Plan is to attract and retain the best available personnel, provide additional incentives to our employees for superior performance and to promote the success of our business.

We initially reserved 800,000 shares of common stock for issuance under the Plan and in 2004 the shareholders approved an increase to 1,500,000 shares, of which 1,499,000 options have been granted to executive officers, employees and consultants at prices ranging from $0.31 to $2.00 per share. The Plan is administered by the Compensation Committee, who reviews the recommendations of management to determine which individuals shall receive stock options, the time period during which the stock options may be exercised, the number of shares of common stock that may be purchased under each stock option and the stock option price.

The per share exercise price of incentive stock options may not be less than the fair market value of the common stock on the date the option is granted. The aggregate fair market value (determined as of the date the stock option is granted) of the common stock that any person may purchase under an incentive stock option in any calendar year pursuant to the exercise of incentive stock options will not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the Plan unless the stock option price is at least 110% of the fair market value of the common stock subject to the stock option on the date of grant.

No incentive stock options may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the stock option may only be exercisable by the optionee. Except as otherwise determined by the Board of Directors, stock options may be exercised only if the stock option holder remains continuously associated with us from the date of grant to the date of exercise. The exercise date of a stock option granted under the Plan may not be later than ten years from the date of grant. Any stock options that expire unexercised or that terminate upon an optionee's ceasing to be employed by us will become available once again for issuance. Shares issued upon exercise of a stock option will rank equally with other shares then outstanding. No stock options will be granted by us at an exercise price less than 85% of the fair market value of the stock underlying the option on the date the option is granted.

In Support of the Proposal

Stock options constitute a key part of our incentive and retention programs at Imagenetix because we believe that equity compensation encourages employees to act like owners of the business, motivating them to work toward our success and rewarding their contributions by allowing them to benefit from increases in the value of our shares.

We also believe it is in our best interests to increase the number of shares authorized for issuance under the Plan from 1,500,000 shares to 2,000,000 shares, in order to satisfy anticipated stock options necessary to attract and retain personnel.

Vote Requirements

Our board recommends a vote FOR this proposal to increase the number of shares issuable under out 2000 Plan. The affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval.  Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the approval of the increase proposal. If you ABSTAIN from voting on the proposal, your abstention has the same effect as a vote against the proposal.  If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on the proposal as your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Therefore, shares represented by a proxy card indicating any broker non-vote will not be counted in determining whether the proposal has been approved.  Unless a contrary choice is specified on the proxy card, proxies solicited by our board will be voted FOR approval of the increase proposal.

PROPOSAL NO. 3

    RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of HJ Associates & Consultants LLP as the Company’s independent registered accountants for the fiscal year ending March 31, 2010.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

HJ Associates & Consultants LLP has audited the Company’s financial statements annually since fiscal 2006. Its representatives will be present telephonically at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

All services provided by our independent registered public accounting firm are subject to pre-approval by our Audit Committee. The Audit Committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full Audit Committee meeting. The Audit Committee has also adopted policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management under which management may engage our independent registered public accounting firm to render audit or non-audit services. Any interim approval given by an Audit Committee member and any such engagement by management must be reported to the Audit Committee no later than its next scheduled meeting. Before granting any approval, the Audit Committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of the independent registered public accounting firm. The Audit Committee pre-approved all services provided by HJ Associates & Consultants LLP in fiscal 2009 and 2008.

Audit and Non-Audit Fees

The following is a summary of the fees billed to Imagenetix by its principal accountant for the fiscal years ended March 31, 2009 and 2008:

	HJ Associates &
	Consultants LLP
	2009	2008
Fee category

Audit fees	$51,000	$58,896

Audit-related fees	$-	$-

Tax fees	$5,891	$3,934

All other fees	$-	$-

Total fees	$56,891	$62,830

Audit fees. Consists of fees for professional services rendered by our principal accountants for the audit of our annual financial statements and the review of financial statements included in our Forms 10-Q or services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements.

Audit-related fees. Consists of fees for assurance and related services by our principal accountants that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit fees."

Tax fees. Consists of fees for professional services rendered by our principal accountants for tax compliance, tax advice and tax planning.

All other fees. Consists of fees for products and services provided by our principal accountants, other than the services reported under "Audit fees," "Audit-related fees" and "Tax fees" above. The fees disclosed in this category include due diligence, preparation of pro forma financial statements as a discussion piece for a Board member, and preparation of letters in connection with the filing of Current Reports on Form 8-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF HJ ASSOCIATES & CONSULTANTS LLP AS THE COMPANY’S INDEPENDENT REGISTERED ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning our common stock ownership as of June 17, 2009, by (1) each person who is known by us to be the beneficial owner of more than five percent of our common stock; (2) each of our executive officers and directors; and (3) all of our directors and executive officers as a group. The address of each such stockholder is in care of us at 10845 Rancho Bernardo Road, Suite 105, San Diego, California 92127.

	Amount of Benefical	Percent of
Name of Beneficial Owner	Ownership (1)(2)	Ownership

William P.and Debra L. Spencer (3)	2,933,000	26.1%
Gary J. McAdam (4)	2,988,108	23.8%
Estate of James Scibelli (5)	901,625	7.8%
Barry S. King (6)	34,000	*
Robert Burg (7)	80,000	*
Jeffrey G. McGonegal (7)	80,000	*
Lowell W. Giffhorn (8)	105,000	*
Derek C. Boosey (9)	255,000	2.3%
All officers and directors as a group (7 persons) (10)	3,487,000	29.8%

*	Represents less than 1%

(1)	Reflects amounts as to which the beneficial owner has sole voting power and sole investment power.
(2)	Includes stock options and common stock purchase warrants exercisable within 60 days from the date hereof.
(3)	Comprised of 2,705,000 shares and 228,000 stock options. William P. and Debra Spencer are husband and wife and are deemed to share beneficial ownership of these shares and options.
(4)	Comprised of 1,435,557 shares and 1,552,551 common stock purchase warrants, all of which are owned by entities controlled by Mr. McAdam.
(5)	Includes 370,000 shares and 531,625 common stock purchase warrants, all of which are owned by entities controlled by the estate of Mr. Scibelli.
(6)	Comprised of 34,000 stock options.
(7)	Comprised of 80,000 stock options.
(8)	Comprised of 25,000 shares and 80,000 stock options.
(9)	Comprised of 50,000 shares and 205,000 stock options.
(10)	Comprised of 2,780,000 shares and 707,000 stock options.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

There is shown below information concerning the compensation of our principal executive officer and the most highly compensated executive officers whose total compensation exceeded $100,000 (each a “Named Officer”) for the fiscal years ended March 31, 2009 and 2008.

Summary Compensation Table

Name and	Fiscal			Option	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Compensation ($)	Total ($)
[a]	[b]	[c]	[d]	[f]	[i]	[j]
William P. Spencer	2009	$212,341	$50,400	$10,800	$10,802	$284,343
President, CEO and Director	2008	$178,956	$30,500	$20,000	$9,903	$239,359
	2007	$174,386	$39,000	-	$9,903	$223,289

Debra L. Spencer	2009	$97,032	$-	$7,200	$10,802	$115,034
Secretary and Director

The amounts included in other compensation are car allowances paid to Mr. and Mrs. Spencer

Outstanding Equity Awards At Fiscal Year-End Table

	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option
	Options	Options	Exercise	Option
	(#)	(#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
[a]	[b]	[c]	[e]	[f]
William P. Spencer	25,000	-	$2.00	Aug. 21, 2010
President, CEO and	60,000	-	$1.95	July 1, 2010
Director	25,000	-	$1.30	May 8, 2012
	15,000	15,000	$0.65	June 25, 2013

Debra L. Spencer	25,000	-	$2.00	Aug. 21, 2010
Secretary and	18,000	-	$1.95	July 1, 2010
Director	25,000	-	$1.30	May 8, 2012
	10,000	10,000	$0.65	June 25, 2013

Executive Compensation Program

Our executive compensation program has three principal components: base salary, equity based awards (historically these have been in the form of stock options), and profit sharing bonuses. Our primary objective in determining base salaries is to provide a fair but conservative level of compensation to our executive management that can be sustained through a wide range of industry conditions without unduly and inappropriately burdening the company during lean conditions. Our primary objective in granting equity based awards is to provide appropriate incentive to our executive management to generate long term growth in the value of the company. Our primary objective in granting profit sharing bonuses is to reward executive management for their successes in generating profitability and positive cash flow. We believe that these three components to our executive compensation program are complementary to each other and provide a balance of long term and short term incentives to management and operational flexibility to the company that best serves the interests of the company.

Base Salaries. Historically, base salaries for our executive management have been adjusted infrequently and typically as a result of changes in responsibilities. In setting and adjusting base salaries for our executive management, we take into account the potential impact of the individual on the company and corporate performance, the skills and experience required by the position, the individual performance and potential of the executive officer, and market data for comparable positions in companies in comparable industries and of comparable development, complexity and size. We believe base salaries for our executive management have provided fair but conservative minimum compensation relative to peer companies in our industry.

Equity Based Awards. We have granted equity based awards under our 2000 Plan periodically to achieve an appropriate balance of outstanding options to provide ongoing incentive to executive management to build value in the company over time. As indicated above, historically our equity based awards have been in the form of stock options, and we have no current plans to grant other forms of equity based awards. The number of stock options we have granted to executives, including our Chief Executive Officer, has been based upon a number of factors, including base salary level and how such base salary level relates to those of other companies in our industry, the number of options previously granted, individual and corporate performance during the year, the number of options being granted to other executives, and management’s recommendations. The board determines the number of options to be granted to an executive based upon its overall subjective assessment of these factors. There are no formulas, objective criteria or other established relationships between the factors taken into account and the number of options granted to the executive.

We typically grant options on dates we believe the market value of our stock is at relatively low levels to maximize the incentive offered by the stock option awards. The designated grant date for all options that have been granted has always been the date the award was made. We have had no historical practice of awarding options on dates near company public releases of material information, and it is our policy not to do so.

In June 2008 and pursuant to the 2000 Plan, we granted to Mr. and Mrs. Spencer five-year options to purchase 30,000 and 20,000 shares of our common stock each. Also in June 2008, we granted to Messrs. Burg, King, and McGonegal, as non-employee directors, five-year options to purchase 10,000 shares of common stock each. The exercise price of each of their options is $0.65 per share, the fair market value of the common stock on the date of the grant. All of the options granted vest 50% on grant and 50% on the one year anniversary of the grant.

Profit Sharing Bonuses. Under our executive officer profit sharing program, which the board adopted in 2009, each executive officer shall receive a bonus equal to six (6%) of the Company’s net income before taxes and research and development expenses during the prior fiscal year up to a maximum of fifty (50%) of their salary.  Bonuses are awarded only for years in which we are profitable.

All bonuses paid to our named executive officers in 2009 under the profit sharing programs are reflected in the “Summary Compensation Table” above.

Potential Payments Upon Termination or Change-in-Control.

Effective as of August 7, 2009, we entered into employment agreements with Mr. and Mrs. Spencer and Mr. Giffhorn to serve as our President and Chief Executive Officer, Secretary, and Chief Financial Officer, respectively (the Employees).  These employment agreements have 24 month terms with automatic 24 month renewals. The employment agreements provide that the Employees may voluntarily terminate their employment with a thirty day written notice to us.  The employment agreements also provide that if the Employees are involuntarily terminated (excluding for cause), we will pay the Employees twenty-four months’ salary as severance pay.

The employment agreements contain change of control provisions that provide severance pay and other benefits in the event of a change of control. The Agreements provide for severance payments of three times the executive’s annual base salary in the event the executive’s employment is terminated, either voluntarily with “good reason” or involuntarily, during the one-year period following a change in control. Severance payments to the Employees under the change of control provisions would be in lieu of any severance otherwise due them under their employment agreements discussed above.

A change of control would be deemed to have occurred upon:

•	the sale or other transfer of all or substantially all of our assets;

•	the approval by our shareholders of a liquidation or dissolution of the company;

•	any person, other than a bona fide underwriter, becoming the owner of more than 40% of our outstanding shares of common stock;

•
a merger, consolidation or exchange involving the company, but only if our shareholders prior to such transaction own less than 50% of the combined voting power of the surviving or acquiring entity following the transaction; or

•	the current members of our board, or future members of our board who were approved by at least a majority of our current board, ceasing to constitute at least a majority of the board.

Compensation Policies

The board approves the compensation for our executive officers. With respect to all eligible recipients, the board also administers our 2000 Plan and determines the participants and the amount, timing and other terms and conditions of awards under the Plan.

The primary compensation policies are to:

•	establish the compensation philosophy and policy for our executive officers;

•	review and evaluate the performance of the President and Chief Executive Officer and other executive officers and approve their annual compensation packages;

•	review and approve, or recommend to the full board, executive incentive compensation plans and stock based plans in which executive officers and members of the board are eligible to participate;

•	supervise and oversee the administration of the 2000 Plan; and

•	have sole authority to retain and terminate executive compensation consultants.

      The board has not used any compensation consultants in determining or recommending the amount or form of executive compensation.

AUDIT COMMITTEE REPORT

Membership and Role of the Audit Committee

The current members of the Audit Committee are Mr. McGonegal and Mr. Spencer. Mr. McGonegal serves as Chairman of the Audit Committee. Mr. McGonegal is independent as defined under the Nasdaq listing standards and the rules and regulations of the SEC. The board has determined that all members of the Audit Committee are audit committee financial experts, as defined by the SEC, based on their past business experience and financial certifications.

In connection with the preparation of the materials for our 2009 Annual Meeting, the Audit Committee reviewed compliance with requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees regarding their independence.  The primary function of the Audit Committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal and disclosure controls that management and the board have established, and the audit process, and by overseeing our accounting and financial reporting processes, the audits of our financial statements, and our independent registered public accounting firm.  The Audit Committee’s primary duties and responsibilities are to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

•
approve all engagements of our independent registered public accounting firm to render audit or non-audit services prior to such engagement, or pursuant to policies and procedures that are detailed as to the particular service and that do not include delegation of the Audit Committee’s responsibilities to management;

•	evaluate our quarterly financial performance as well as our compliance with laws and regulations;

•	oversee management’s establishment and enforcement of financial policies and business practices;

•	review and determine approval of all related party transactions required to be disclosed by us under SEC rules and regulations;

•
Establish procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•	investigate any matter brought to its attention within the scope of its duties; and

•	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, counsel, internal audit personnel and our board.

All services provided by our independent registered public accounting firm, H.J. & Associates and Consulting LLP, are subject to pre-approval by our Audit Committee. The Audit Committee’s pre-approval policies and procedures are described below under the caption “Independent Registered Public Accounting Firm—Pre-Approval Policies and Procedures.”

Review of Our Audited Financial Statements for the Fiscal Year ended March 31, 2009

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2009 with management.  The Audit Committee has discussed with HJ Associates & Consultants LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards Nos. 61, as amended (Communication with Audit Committees), and 90 (Audit Committee Communications).

The Audit Committee has also received the written disclosures and the letter from HJ Associates & Consultants LLP regarding their independence as required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for filing with the SEC.

Audit Committee

Jeffrey McGonegal (Chair)
William P. Spenceer

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, in whole or in part, the Audit Committee Report will not be deemed to be incorporated by reference into any such filing.

CODE OF ETHICS

Effective March 31, 2005, the board formally adopted a Code of Business Conduct and Ethics, which covers a wide range of business practices and procedures and is intended to ensure to the greatest extent possible that Imagenetix’s business is conducted in a consistently legal and ethical manner.  The Code is consistent with how we have always conducted our business and applies to all of our directors, officers and other employees, including our principal executive officer and principal financial and accounting officer.   We intend to promptly disclose any grant of waivers from or amendments to a provision of the Code on our website following such amendment or waiver.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON NOVEMBER 17, 2009

The 2009 Annual Shareholders Meeting Notice and Proxy Statement and 2009 Annual Report to Shareholders of Imagenetix, Inc. are available at https://materials.proxyvote.com/245073. As noted above, our shareholders will be electing directors, voting to increase the number of shares available to grant under our 2000 Plan and ratify our independent registered public accountants for our fiscal year ending March 31, 2010, at our 2009 Annual Meeting, which will be held at the Hilton Garden Inn located at 17240 Bernardo Center Drive, San Diego, California 92128

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Due to our status as a Section 15(d) reporting company, our executive officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities are not required to file with the SEC reports of ownership and changes in ownership of Imagenetix's equity securities pursuant to Section 16(a) of the Securities Exchange Act of 1934.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Shareholder proposals intended to be presented in our proxy materials relating to our next Annual Meeting of Shareholders must be received by us at our principal executive offices on or before June 9, 2010 and must satisfy the requirements of the proxy rules promulgated by the SEC.

A shareholder who wishes to make a proposal at our next Annual Meeting without including the proposal in our proxy materials must notify us by August 24, 2010.  If a shareholder fails to give notice by this date, then the persons named as proxies in the proxy card solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

We know of no business that will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement.  As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by our board will be voted in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED MARCH 31, 2009 TO EACH PERSON WHO WAS A SHAREHOLDER OF IMAGENETIX AS OF OCTOBER 9, 2009 UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT.  SUCH REQUEST SHOULD BE SENT TO: IMAGENETIX, INC., 10845 RANCHO BERNARDO ROAD, SUITE 105, SAN DIEGO, CALIFORNIA, 92127; ATTN.: SHAREHOLDER INFORMATION.

BY ORDER OF THE BOARD OF DIRECTORS

William P. Spencer	October 19, 2009
Chief Executive Officer	San Diego, California

IMAGENETIX, INC.
10845  RANCHO BERNARDO RD. SUITE  105
SAN DIEGO, CA 92127

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M17041-P84856	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMAGENETIX, INC.			For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends that you vote FOR the following:			All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors			☐	☐	☐
1.	ELECTION OF DIRECTORS NOMINEES:
	01) William Spencer	04) Jeffrey McGonegal
	02) Robert Burg	05) Debra Spencer
	03) Barry King					— —

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal(s):							For	Against	Abstain

2.	Proposal to increase the number of shares issuable under the 2000 stock option plan from 1,500,000 shares to 2,000,000 shares.						☐	☐	☐

3.	Proposal to ratify HJ Associates & Consultants, LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2010.						☐	☐	☐

4.	In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

   It is understood, that  when  properly executed,  this proxy will be voted in the manner  directed herein by the undersigned shareholder. Where no choice is specified by the shareholder, the proxy will be voted for the election of the directors named  in Item 1 above and for proposals 2 and 3 above.

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐
			Yes	No

Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as name  appears  above.  When shares are held by joint tenants, both should sign. When signing as attorney,  executor,  administrator, trustee  or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name  by authorized person.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combo Document  is available at www.proxyvote.com.

M17042-P84856

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
IMAGENETIX, INC.
TO BE HELD NOVEMBER  17, 2009

The undersigned hereby appoints William P. Spencer as the lawful agent  and Proxy of the undersigned (with all the powers the undersigned would possess if personally present,  including full power of substitution), and hereby authorizes him to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Imagenetix, Inc. held of record by the undersigned on October  9, 2009,  at the Annual Meeting of Shareholders to be held November 17, 2009, or any adjournment or postponement thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK,  SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED  ENVELOPE.